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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 19, 1994

                          COMMISSION FILE NUMBER 0-511

                         COBRA ELECTRONICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                              36-2479991
         (STATE OF INCORPORATION)        (I.R.S. EMPLOYER IDENTIFICATION NO.)


        6500 WEST CORTLAND STREET
            CHICAGO, ILLINOIS                               60635
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (312) 889-8870


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ITEM 4.    Changes in Registrant's Certifying Accountant.


    (a) As a result of a bidding process to select an auditor for fiscal year 1994, on July 19, 1994, the Registrant's Board of Directors informed Arthur Andersen & Co., the Registrant's independent accountants for fiscal year 1993, of the Board's decision to not retain Arthur Andersen & Co. for fiscal year 1994. The decision to change independent accountants was recommended to the Board of Directors by its Audit and Finance Committee. The Registrant expects to finalize the engagement of new independent accountants for fiscal year 1994 within the next several weeks.

    (b) Arthur Andersen & Co.'s report on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

    (c) There were no disagreements with Arthur Andersen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years ended December 31, 1993 and 1992, and the interim period subsequent to January 1, 1994 through July 19, 1994.

    (d) The Registrant requested Arthur Andersen & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. The Registrant will file by amendment, as an exhibit to this Form 8-K report, a copy of such letter promptly after it is received.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           Exhibit No.    Description
           -----------    -----------
               16         Letter from Arthur Andersen & Co. (to be
                          filed by amendment).


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    COBRA ELECTRONICS CORPORATION


Dated:  July 26, 1994               By /s/ Gerald M. Laures
                                       -------------------------------
                                       Gerald M. Laures
                                       Vice President - Finance, and
                                         Corporate Secretary
                                       (Chief Financial and Accounting Officer)